UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 18, 2004

BROADBAND WIRELESS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	0-08507	75-1441442
(State or other jurisdiction of incorporation)	(Commission File Number)	(State or other IRS Employer Identification No.)

8290 West Sahara, Suite #270, Las Vegas 89117

(Address of principal executive offices)

Registrant’s telephone number, including area code
702-314-6900

ITEM 4 — CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT
ITEM 7 (c) Exhibits
SIGNATURES

ITEM 4 — CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) The Board of Directors of the Registrant dismissed James R. Bonzo Accounting, of Las Vegas, Nevada, as its independent auditor for the fiscal year effective August 5, 2004, as the firm of James R. Bonzo Accounting, of Las Vegas, Nevada has retired and is no longer approved by The Public Company Accounting Oversight Board. The Registrant’s Board of Directors retained the firm of Shelley International, CPA, of Mesa Arizona. The Board of Directors of the Registrant and the Registrant’s Audit Committee approved of the dismissal of James R. Bonzo, CPA and the engagement of Shelley International, CPA, of Mesa, Arizona as its independent auditor.

(b) On August 5, 2004 the Registrant engaged Shelley International, CPA, of Mesa Arizona, as its principal accountant to audit the Registrant’s financial statements as successor to James R. Bonzo, CPA. During the Registrant’s two most recent fiscal years or subsequent interim period, the Registrant has not consulted Shelley International, CPA, of Mesa Arizona, regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor did Shelley International, CPA, of Mesa Arizona, provide advice to the Registrant, either written or oral, that was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue. Further, during the Registrant’s two most recent fiscal years or subsequent interim period, the Registrant has not consulted Shelley International, CPA, of Mesa Arizona, on any matter that was the subject of a disagreement or a reportable event.

ITEM 7 (c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADBAND WIRELESS INTERNATIONAL CORPORATION

Date: August 18, 2004

By:	/s/ Michael Williams
Michael Williams
Chief Financial Officer